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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



                  We consent to the incorporation by reference into (i) post-effective amendment on Form S-3 to the Registration Statement on Form SB-2 (Commission File No. 33-88796) of Dominion Bridge Corporation, formerly Cedar Group Inc. (the "Company") and (ii) the Registration Statement on Form S-8 (Commission File No. 333-01045) of the Company, of our report dated December 20, 1995 on the financial statements of the Company as of and for the fiscal years ended September 30, 1995 and September 30, 1994.





                                            By: /s/ ERNST & YOUNG
                                                -----------------
                                                Ernst & Young




Dated: June 13, 1997